Exhibit 99.1

FOR IMMEDIATE RELEASE

John C. Roman
President and Chief Executive Officer
Naugatuck Valley Financial Corporation
(203) 720-5000

John H. Howland
President and Chief Operating Officer
Southern Connecticut Bancorp, Inc.
(203) 782-1100

Naugatuck Valley Financial Corporation to Acquire Southern Connecticut Bancorp, Inc.; Naugatuck Valley Mutual Holding Company Adopts Plan of Conversion and Reorganization to Convert to Stock Holding Company

Naugatuck and New Haven, Connecticut – February 23, 2010.  Naugatuck Valley Financial Corporation (“NVFC”) (Nasdaq: NVSL), the holding company for Naugatuck Valley Savings and Loan, and Southern Connecticut Bancorp, Inc. (“SCBI”) (Amex: SSE), the holding company for The Bank of Southern Connecticut, announced today that they have entered into a definitive agreement for NVFC to acquire SCBI.  NVFC also announced that its mutual holding company parent, Naugatuck Valley Mutual Holding Company (“Naugatuck MHC”), has adopted a Plan of Conversion and Reorganization to convert to a stock holding company by selling to the public its approximate 60% ownership interest in NVFC in a transaction commonly referred to a “second step” conversion.  Completion of the acquisition is contingent on the completion of the second step conversion.

John C. Roman, NVFC’s President and Chief Executive Officer, said “We are excited about this opportunity to strengthen our balance sheet through a second step conversion.  The acquisition of Southern Connecticut Bancorp affords us the unique opportunity to utilize a portion of the capital raised to strategically expand into a contiguous market area.  The Bank of Southern Connecticut shares Naugatuck Valley Savings and Loan’s dedication to personalized customer service.  It is our intention to expand on The Bank of Southern Connecticut’s existing customer relationships and create new ones utilizing our wider array of Personal and Business Banking Services.”

John H. Howland, SCBI’s President and Chief Operating Officer, stated, “The Bank of Southern Connecticut was founded as a business bank to serve the needs of business customers in the greater New Haven marketplace.  We sought to pursue a partner that would continue and expand upon our commitment to our customers in this marketplace.  In Naugatuck Valley Savings and Loan we see a partner that is able to leverage our franchise and enhance and continue the high level of personalized service we offer our business customers.”

The Proposed Acquisition

Financial Terms Summary

Price:	$7.25 per share

Consideration:	Cash/stock election, subject to proration

Transaction value:	Approximately $19.5 million (based on SCBI’s 2,695,905 common shares currently outstanding)

Price/SCBI’s tangible book value:	123.7% (September 30, 2009)

The acquisition is expected to occur immediately following the completion of the second step conversion.  Upon completion of the second step conversion, Naugatuck Valley Savings and Loan will become the wholly-owned subsidiary of a new stock holding company (“Newco”).  It is expected that Newco will retain the name “Naugatuck Valley Financial Corporation.”

As a result of the acquisition, SCBI will merge with and into Newco, with Newco as the surviving entity.  SCBI shareholders will be able to elect to receive cash, shares of Newco common stock, or a combination of cash and stock, subject to proration, if necessary, to assure that 50% of SCBI’s outstanding shares are exchanged for Newco common stock and the remainder are exchanged for cash.  The exchange ratio for determining the number of shares of Newco common stock to be exchanged for each share of SCBI common stock will equal $7.25 divided by the initial offering price per share to be established for Newco’s common stock in the second step conversion offering.  SCBI stockholders who elect to receive stock are not expected to be subject to federal income tax on their receipt of Newco common stock.

As part of the transaction, The Bank of Southern Connecticut will merge with and into Naugatuck Valley Savings and Loan, with Naugatuck Savings and Loan as the surviving entity.  Naugatuck Valley Savings and Loan intends to continue to operate the four acquired banking offices of The Bank of Southern Connecticut, which are located in New Haven (two offices), Branford and North Haven, Connecticut, under the name “The Bank of Southern Connecticut.”

One director of SCBI will be invited to serve on both the board of directors of Newco and Naugatuck Valley Savings and Loan effective at closing.  The remaining SCBI directors will be invited to serve on an advisory board.

Each director of SCBI has agreed in writing to vote his shares of SCBI common stock in support of the proposed transaction.  The definitive agreement also contains customary termination provisions, including the payment of a cash termination fee by NVFC or SCBI under certain circumstances.

In addition to the completion of the second step conversion, the acquisition is contingent on the receipt of regulatory approvals, the approval of SCBI’s stockholders and other customary conditions.  The acquisition is expected to be completed in the third calendar quarter of 2010.  Both NVFC and SCBI have completed their due diligence reviews.

In connection with the acquisition transaction, NVFC has retained Kilpatrick Stockton LLP as its legal counsel and Ostrowski & Company, Inc. as its financial advisor.  SCBI has retained Day Pitney LLP as its legal counsel and Stifel, Nicolaus & Company, Incorporated and Northeast Capital & Advisory, Inc. as its financial advisors.

The Proposed “Second Step” Conversion

In the second step conversion, Newco will offer and sell shares of its common stock in an amount representing Naugatuck MHC’s approximate 60% ownership interest in NVFC.  The amount will be based on an independent appraisal of Newco that will take into account the proposed acquisition of SCBI.  Newco will offer the shares for sale to Naugatuck Valley Savings and Loan’s eligible account holders and tax qualified employee plans in a subscription offering.  If any shares remain unsold after the expiration of the subscription offering, the unsold shares will be offered for sale to members of the general public in a community offering and, if necessary, in a broker-assisted syndicated community offering.  The highest offering priority will be depositors of Naugatuck Valley Savings and Loan with qualifying deposits as of the close of business on December 31, 2008.

Stockholders of NVFC (other than Naugatuck MHC), who collectively own approximately 40% of NVFC’s outstanding common stock, will receive shares of Newco common stock based on an “exchange ratio” designed to preserve their aggregate percentage ownership interest.  The exchange ratio also will be determined based on an independent appraisal of Newco that will take into account the proposed acquisition of SCBI.

The transaction is subject to regulatory approval, the approval of NVSL’s depositors, and the approval of NVFC’s stockholders (including the holders of a majority of NVFC’s outstanding shares of common stock, other than the Naugatuck MHC).  The transaction is expected to be completed in the third calendar quarter of 2010.

During the conversion and reorganization process, Naugatuck Valley Savings and Loan’s business of accepting deposits and making loans will continue without interruption.  After the conversion and reorganization, savings account holders will continue to hold accounts in Naugatuck Valley Savings and Loan with the same dollar amount, rates of return and general terms as their existing accounts.  The Federal Deposit Insurance Corporation will continue to insure the accounts up to applicable legal limits.  Similarly, the conversion will not affect borrowers’ loans, including the amount, rate, maturity, security and other contractual terms.

Information, including details of the stock offering and detailed business and financial information about Newco, NVFC and SCBI, will be provided in a prospectus and proxy statement when the stock offering commences, which is expected to occur late in the second or early in the third calendar quarter of 2010.

About the Companies

Naugatuck Valley Financial Corporation

Headquarters:	Naugatuck, Connecticut

Total assets:	$542.3 million (September 30, 2009)

Total loans, net:	$459.5 million (September 30, 2009)

Total deposits:	$375.7 million (September 30, 2009)

Stockholders’ equity:	$49.4 million (September 30, 2009)

TARP recipient:	No

Stock exchange listing:	Nasdaq Global Market

Stock trading symbol:	“NVSL”

Bank subsidiary:	Naugatuck Valley Savings Loan

Bank charter:	Federal savings association

FDIC-insured:	Yes

Number of banking offices:	10

Office locations:	Naugatuck (two offices), Beacon Falls, Cheshire, Derby, Seymour, Shelton, Southbury (two offices) and Waterbury, Connecticut

Southern Connecticut Bancorp, Inc.

Headquarters:	New Haven, Connecticut

Total assets:	$137.9 million (September 30, 2009)

Total loans, net:	$102.4 million (September 30, 2009)

Total deposits:	$119.5 million (September 30, 2009)

Stockholders’ equity:	$16.0 million (September 30, 2009)

TARP recipient:	No

Stock exchange listing:	American Stock Exchange

Stock trading symbol:	“SSE”

Bank Subsidiary:	The Bank of Southern Connecticut

Bank charter:	State commercial bank

FDIC-insured:	Yes

Number of banking offices:	4

Office locations:	New Haven (two offices), Branford and North Haven, Connecticut

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of the Securities Exchange Act of 1934.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements are inherently subject to numerous risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made.  The following factors, among others, could cause the actual results to differ materially from the expectations stated in this news release: Naugatuck MHC’s ability to complete the conversion; Newco’s ability to successfully integrate the operations of SSBI following the acquisition, including the retention of key personnel; Newco’s ability to realize fully the expected cost savings and revenues on a timely basis; an increase in competitive pressures on depository institutions; greater than expected operating costs, customer losses and business disruption following the acquisition; a failure to obtain governmental approvals of the acquisition or the conversion or the imposition of adverse regulatory conditions in connection with such approvals; the failure of SCBI’s shareholders to approve the acquisition; and the failure of NVSL’s depositors or NVFC’s stockholders to approve the conversion.

Factors that could have a material adverse effect on the operations of NVFC and/or SCBI and their respective subsidiaries include, but are not limited to: changes in general economic conditions, interest rates, deposit flows, loan demand, real estate values, competition, and the demand for financial services and loan, deposit, and investment products in any of the companies’ local markets; changes in the quality or composition of any of the companies’ loan or investment portfolios; inability to successfully carry out marketing and/or expansion plans; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting any of the companies’ operations, pricing, and services.

Neither NVFC nor SCBI undertake any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

NVFC will file a registration statement with the Securities and Exchange Commission (“SEC”) that will include a prospectus/proxy statement, and other relevant documents, concerning the proposed acquisition of SCBI.  Stockholders are urged to read the registration statement and the prospectus/proxy statement when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  You will be able to obtain a free copy of the prospectus/proxy statement, as well as other filings containing information about NVFC, at the SEC’s Internet site (www.sec.gov).

SCBI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SCBI in connection with the proposed acquisition.  Information about the directors and executive officers of SCBI and their ownership of SCBI common stock is set forth in the proxy statement, dated April 30, 2009, for SCBI’s annual meeting of shareholders held on June 16, 2009, and is available from SCBI by writing John H. Howland, 215 Church Street, New Haven, Connecticut 06510.  Additional information regarding the interests of these participants may be obtained by reading the proxy statement regarding the proposed acquisition transaction when it becomes available.

NVFC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of NVFC in connection with the proposed second step conversion.  Information about the directors and executive officers of NVFC and their ownership of NVFC common stock is set forth in the proxy statement, dated April 10, 2009, for NVFC’s annual meeting of stockholders held on May 13, 2009, and is available from NVFC by writing John C. Roman, 3333 Church Street, Naugatuck,

Connecticut 06770.  Additional information regarding the interests of these participants may be obtained by reading the proxy statement regarding the proposed second step conversion transaction when it becomes available.

The proposed stock offering by Newco will be made only by means of a prospectus in accordance with the Securities Act of 1933, as amended, and all applicable state securities laws.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.  The shares of Newco common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.